Exhibit 99.3

VAPIR ENTERPRISES, INC.

PRO FORMA COMBINED FINANCIAL INFORMATION

(UNAUDITED)

VAPIR ENTERPRISES, INC.

Index to Unaudited Pro Forma Combined Financial Information

Pages

Introduction to Unaudited Pro Forma Combined Financial Information	2

Unaudited Pro Forma Combined Balance Sheet	3

Notes to Unaudited Pro Forma Combined Balance Sheet	4

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VAPIR ENTERPRISES, INC.

Introduction to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of our merger with Vapir, Inc.

On December 30, 2014, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Vapir, Inc., a California corporation (“Vapir”), all of the stockholders of Vapir (the “Vapir Shareholders”), and our controlling stockholders.

Pursuant to the Exchange Agreement, we will acquire all of the outstanding shares of Vapir in exchange for the issuance of 38,624,768 shares of our common stock to the Vapir Shareholders.  The shares to be issued to the Vapir Shareholders shall constitute 80% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Exchange Agreement.

Upon closing of the Exchange Agreement, Vapir became our wholly owned subsidiary and the Company ceases its prior operations.

The Exchange Agreement is being accounted for as a reverse merger and recapitalization of Vapir whereby Vapir is deemed to be the acquirer in the reverse merger for accounting purposes. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of Vapir and the results of the Company from the acquisition date.

Upon the closing of the transaction, a new board of directors and new officers were appointed which consists of Mr. Hamid Emarlou and Dr. Shadi Shayegan. Following the closing, Mr. Emarlou was also appointed as Chief Executive Officer and President of the Company.

The unaudited pro forma combined financial information assumes the Exchange Agreement was consummated as of September 30, 2014. The financial statements of the Company included in the following unaudited pro forma combined financial information are derived from the unaudited financial statements of the Company for the interim period September 30, 2014 contained on Form 10-Q as filed with the Securities and Exchange Commission. The financial statements of Vapir, included in the following unaudited pro forma combined financial information are derived from the unaudited  financial statements for the interim period ended September 30, 2014 contained elsewhere in the Form 8-K. The unaudited pro forma combined balance sheet is prepared as though the transactions occurred at the close of business on September 30, 2014.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the Exchange Agreement occurred as of the dates indicated, nor is it indicative of our future financial position for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Share Exchange Agreement Transaction.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

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VAPIR ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	Vapir Enterprises, Inc.	Vapir, Inc.
	September 30,	September 30,
	2014	2014		Pro Forma Adjustments			Pro Forma
	Historical	Historical		Dr		Cr.	Balances
ASSETS	( see Note)	( see Note)					(Unaudited)

CURRENT ASSETS:
Cash	$140,065	$-		$-		$-	$140,065
Accounts receivable	-	944		-		-	944
Inventory	-	56,253		-		-	56,253

Total Current Assets	140,065	57,197		-		-	197,262

Other assets:
Property and equipment, net	400,000	4,122		-		-	404,122
Intangible assets, net	-	459,146		-		-	459,146
Total other assets	400,000	463,268		-		-	863,268

Total Assets	$540,065	$520,465		$-		$-	$1,060,530

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Bank overdraft	$-	$1,434		$-		$-	$1,434
Accounts payable and accrued expenses	54,181	68,276		-		-	122,457
Interest payable	947	-		-		-	947
Accounts payable and accrued expenses - related party	54,500	-		-		-	54,500
Loan payable	-	197,000		-		-	197,000
Notes payable - current maturities	45,000	19,800		-		-	64,800
Customer deposits	-	188,809		-		-	188,809

Total Current Liabilities	154,628	475,319		-		-	629,947

LONG-TERM LIABILITIES:
Notes payable, net of current maturities	137,500	30,000		-		-	167,500
Notes payable - related party	62,500	-		-		-	62,500
Interest payable - net of current portion	240	-		-		-	240
Interest payable - related party	109	-		-		-	109

Total Long-term Liabilities	200,349	30,000		-		-	230,349

Total Liabilities	354,977	505,319		-		-	860,296

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :

Preferred stock $0.001 par value; 20,000,000 shares authorized; none issued and outstanding	-	-		-		-	-
Common stock ($0.001 par value; 100,000,000 shares authorized; 6,816,194 shares issued and outstanding prior to merger; $0.001 par value; 100,000,000 shares authorized; 45,440,962 issued and outstanding after the merger)	6,816	-			(a)	38,625	45,441
Additional paid-in capital	3,107,752	400,000	(a)	2,968,105			539,647
Accumulated deficit	(2,929,480)	(384,854)			(a)	2,929,480	(384,854)

Total Stockholders' Equity	185,088	15,146		2,968,105		2,968,105	200,234

Total Liabilities and Stockholders' Equity	$540,065	$520,465		$2,968,105		$2,968,105	$1,060,530

See accompanying notes to unaudited pro forma combined financial statements.

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NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

Unaudited pro forma adjustments reflect the following transaction:

a)
Additional paid in capital	2,968,105
Common stock, at par		38,625
Accumulated deficit		2,929,480

To recapitalize for the Share Exchange Agreement. On December 30, 2014, the Company entered into a Share Exchange Agreement with Vapir and the shareholders of Vapir whereby the Company agreed to acquire all of the issued and outstanding capital stock of Vapir in exchange for 38,624,768 shares of the Company’s common stock.

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